EXHIBIT 10.1b


                         RENEWAL AND EXTENSION OF LEASE

     THIS LEASE RENEWAL AND EXTENSION made and entered into as of the 10th day of April 1998, by and between Five K Investments Company ("Lessor") and Antennas America, Inc. ("Lessee").


                                   WITNESSETH

           1. Lessor and Lessee heretofore entered into that LEASE dated the 8th of May 1995, whereby Lessor leased to Lessee for an initial term of two (2) years and five (5) months beginning the 15th day of December 1995 and ending the 15th day of May , 1998 that certain real property located in the city of Wheat Ridge, County of Jefferson, State of Colorado, commonly described as Follows:

                          4860 Robb Street, Suite 101
                          Wheat Ridge, Colorado 80033

         2. Lessor and Lessee do hereby renew and extend the term of the aforesaid Lease for a period of two (2) years beginning the 16th day of May 1998, and ending the 15th day of May, 2000.

         3. Rental during the renewal term shall be in the amount of six thousand one hundred sixty four dollars and fifty-eight cents ($6,164.58) per month, payable in accordance with the terms and provisions of the aforesaid Lease.

         4. Late Charges will be accessed after the 5th of each month.

         5. Lessor hereby grants Lessee an option to renew the Lease for one (1) additional period of one (1) year from such time as the Lease term expires. Rental rate and all terms and conditions of this Lease will remain the same during the one (1) year Lease extension. Lessee must notify Lessor in writing, 180 days prior to the termination of the Lease that they wish to renew their Lease.

         6. Lessor or Lessor agents may show space to other possible Tenants with Lessee present and during normal business hours, 180 days prior to Lease termination.

         7. First Right Of Refusal On Additional Lease Space In Building: Lessee will notify Lessor in writing within ten (10) days as to their desire to Lease additional space after any letter of intent is presented to Lessee regarding any upcoming vacant space in the building. Additional space term will be for two (2) years minimum. The rental rate will be based on the market rate for the area. Lessee will accept this space in "as is" condition.

         8. Except as modified herein, all terms and provision of the aforesaid LEASE shall remain in full force and effect during the renewal term.


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         WITNESS our signatures as of the date first herein above written.

                                       FIVE K  INVESTMENTS COMPANY
                                       LESSOR


                                       By: /s/ Kirby Kunz
                                           ---------------------
                                       Title:  Property Manager
                                       Date:  4-21-98



                                       ANTENNAS AMERICA, INC
                                       LESSEE


                                       By: /s/ Richard L. Anderson
                                       ---------------------------
                                       Title:  Vice President
                                       Date:  4-21-98